Exhibit 99.1

OPEN TEXT ANNOUNCES PRELIMINARY THIRD QUARTER 2005 FINANCIAL RESULTS

WATERLOO, ON—April 11th, 2005— Open Text™ Corporation (TSX:OTC)(NASDAQ:OTEX), the world’s largest provider of enterprise content management (ECM) software, today announced preliminary financial results for its third fiscal quarter that ended March 31, 2005. (1)

Based on preliminary financial data, the Company expects to report a modest shortfall to guidance with revenues in the range of $104 to $106 million, up from $80.2 million in the same period last year. Earnings per share (EPS) for the quarter is expected to be in the range of $0.17 to $0.23 on an adjusted basis, and in the range of $0.08 to $0.14 on a GAAP basis, up from $0.07 in the same period last year. (2)

“More customers are electing to increase the size and mix of their ECM deployments. This has had the twin effect of increasing the size of individual sales, but has increased the decision cycle as is normal with higher value transactions,” stated John Shackleton, President of Open Text Corporation. “Although, as in recent quarters, this change in our business model makes pinpoint forecasting very difficult, we remain confident in the growth of our business.”

“We expect our strong operating cashflow for the quarter to exceed $20.0 million, reflecting our continued profitable operations and high level of customer satisfaction,” added Mr. Shackleton.

The Company emphasizes that these results are unaudited and preliminary, and its actual results may vary. Final results for the third quarter of fiscal 2005 will be reported by the Company on May 5, 2005.

Guidance

Based on experience in recent quarters, the Company is expanding its guidance ranges to reflect its evolving business model. For the fourth quarter of fiscal 2005 (ending June 30, 2005), the Company estimates revenue of $115 to $125 million with adjusted EPS of $0.30 to $0.40.

Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material. Please see note (2) below for a reconciliation of non GAAP based financial measures, used in this press release, to GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on April 11, 2005, at 5:00 p.m. EDT to discuss its preliminary financial results.

Date:	Monday, April 11th, 2005
Time:	5:00 p.m. EDT/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning April 11th, at 7:00 p.m. EDT through 11:59 p.m. on April 25th, 2005 and can be accessed by dialing 416-640-1917 and using pass code #21121194.

For more information or to listen to the call via Web cast, please use the following link:

www.opentext.com/events/event.html?id=5363768

About Open Text

Open Text(TM) is the market leader in providing Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Throughout its history, Open Text has matched its tradition of innovation with a track record of financial strength and growth. Today, the company supports almost 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995—Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties, including the risk that the Company will need to make adjustments to its financial results as part of the Company’s quarterly and annual closing financial procedures and review by the Company’s auditors, that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Forward-looking statements relate to, among other things, the future performance of Open Text, the benefits and integration of any acquisition, the success of combined products following an acquisition, the strength of the Company’s pipeline, the Company’s growth and profitability prospects, the potential for growth in the ECM market and its estimated size, the Company’s position in the market and future opportunities therein, the benefits of the Company’s products to be realized by customers, and the demand for and the extent of deployment of the Company’s products. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, risks involved in the completion and integration of acquisitions, the possibility of fluctuations in currency exchange rates, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 and the Quarterly Report on Form 10-Q for the quarters ended September 30, 2004 and December 31, 2004. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright (C) 2005 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1) Based on comparison of future annual revenue guidance publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) Use of Non-GAAP financial measures

In addition to reporting financial results in accordance with United States generally accepted accounting principles (“GAAP”), the Company provides certain non-GAAP financial measures that are not in accordance with GAAP. The Company’s definition of these non-GAAP financial measures may be different from similar non-GAAP financial measures used by other companies and may differ from period to period. The Company uses the financial measures adjusted net income and adjusted EPS to supplement the information provided in its consolidated financial statements, which are presented in accordance with GAAP. The presentation of adjusted EPS and adjusted net income is not meant to be a substitute for net income per share or net income, respectively, presented in accordance with GAAP, but rather should be evaluated in conjunction with such GAAP measures. Adjusted EPS and adjusted net income are calculated as net income (or per share on a diluted basis, as applicable), excluding the amortization of acquired intangible assets, other income (loss), and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted EPS and adjusted net income provides useful information to investors because it excludes non-operational charges and allows investors to evaluate the operational and financial performance of the Company’s core business and is therefore a better indication of Open Text’s profitability or expected profitability from recurring operations. The terms adjusted EPS and adjusted net income do not have a standardized meaning prescribed by GAAP, and therefore the Company’s definition is unlikely to be comparable to similar measures presented by other companies. The items excluded from the computation of adjusted EPS and adjusted net income, which are otherwise included in the determination of net income per share and net income prepared in accordance with GAAP, are items that Open Text does not consider to be meaningful in evaluating the Company’s past financial performance or future prospects and may hinder a comparison of its period-to-period profitability.

The following charts provide reconciliation (unaudited) of GAAP based financial measures to non-GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of GAAP based EPS to non-GAAP based EPS for the fiscal quarter ended March 31, 2005; EPS has been calculated on a diluted basis:

	Higher End of Range	Lower End of Range
GAAP based EPS	$0.14	$0.08
Amortization of intangibles (net of tax)	$0.09	$0.09
Non-GAAP EPS	$0.23	$0.17

The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, adjusted EPS and net income per share in accordance with GAAP and (b) the assumptions referred to in note (2). This guidance assumes minimal fluctuations of currency exchange rates.

The following assumptions of Company management are an integral part of the guidance presented for FY05. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

(a) The guidance assumes a fully diluted weighted average number of shares for the quarter ending March 31, 2005 of 51.7 million shares, and for the quarter ending June 30, 2005, of approximately 51.0 million shares.

(b) Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com